Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated April 19, 2005, in the Registration Statement (Form S-1 No. 333-    ) and related Prospectus of Prestwick Pharmaceuticals, Inc. for the registration of        shares of its common stock.

/s/ Ernst & Young LLP

McLean, Virginia
April 21, 2005